Exhbit 10.2
                              EAGLE BROADBAND, INC.
                   2003 STOCK INCENTIVE AND COMPENSATION PLAN

                                 AMENDMENT NO. 2


1.       Article One, Section V, Paragraph A of the subject plan, as reads:

                                   ARTICLE ONE
                               GENERAL PROVISIONS

     V.  STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan (2,955,000 shares) is increased by an additional 3,000,000 shares, resulting in a total of 5,955,000 shares of Common Stock reserved for issuance over the term of the Plan.

2. Article One, Section V, Paragraph A of the subject plan is hereby amended to read as follows:

                                   ARTICLE ONE
                               GENERAL PROVISIONS


     V.  STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock currently reserved for issuance over the term of the Plan (5,955,000 shares) is increased by an additional 2,945,300 shares, resulting in a total of 8,900,300 shares of Common Stock reserved for issuance over the term of the Plan.

         Attested to by the Secretary of Eagle Broadband, Inc., as adopted by the Board of Directors, effective as of the 12th day of September 2003.



                                             By:  /s/H. Dean Cubley
                                                  ------------------------------
                                                  H. Dean Cubley
                                                  Chief Executive Officer